SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 27, 2001


                           PACKARD BIOSCIENCE COMPANY
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)



             333-24001                                 06-0676652
      (Commission File Number)           (IRS Employer Identification No.)

        800 RESEARCH PARKWAY, MERIDEN, CONNECTICUT              06450
        (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (203) 238-2351

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 27, 2001, Packard BioScience Company (the "Company") sold its Canberra division to COGEMA S.A. for $170 million. The amount of the consideration was determined through arm's length negotiations between the parties, with the insistence of their respective financial advisors. The net proceeds to the Company, after income taxes payable and cash expenses directly related to the sale and after estimated repurchases of options held by Canberra employees, will be approximately $130 million. On February 28, 2001, the Company used $71 million of the proceeds to repay the balance outstanding on its revolving credit facility. The Company will utilize the remaining net proceeds to fund research and development and for general corporate spending.

Except for historical information contained herein, the material herein contains forward-looking statements that involve risks and uncertainties as well as the other risks detailed from time to time in the Company's reports filed with the U.S. Securities and Exchange Commission, including the Form S-1 Registration Statement dated February 9, 2001, the Forms 8-K and Form 8-K/A dated October 13, 2000, the report on Form 10-K for the year ended December 31, 1999 and the reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

Copies of the asset purchase agreement, dated November 28, 2000, relating to the sale of Canberra, and the press release are attached hereto as exhibits 2.1.1 and 99.1, respectively, and are incorporated herein by reference. This summary is qualified by reference to such exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)   FINANCIAL STATEMENTS.

     Not applicable. The historical financial information of GSI Lumonics Inc.'s life sciences business ("GSLI") which the Company acquired effective October 1, 2000, was previously filed with the U.S. Securities and Exchange Commission in the Company's Forms 8-K and 8-K/A dated October 13, 2000 and November 13, 2000, respectively. The Company's historical financial statements, included in the pro forma financial section of this Form 8-K, have previously been filed with the U.S. Securities and Exchange Commission in the filings referenced above.

b)   PRO FORMA FINANCIAL INFORMATION.

     The following pages contain the unaudited pro forma condensed consolidated statements of income (loss) of Packard BioScience Company, which give effect to the sale of the Canberra division, as of the beginning of the period for the nine months ended September 30, 2000 and 1999, and as of the beginning of the period for the years ended December 31, 1999, 1998 and 1997 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 which gives effect to the sale of the Canberra division as of September 30, 2000. In addition, the unaudited pro forma financial statements referenced above give effect to the acquisition by the Company of GSLI as of the beginning of the period for the condensed consolidated statements of income (loss) and as of September 30, 2000 for the condensed consolidated balance sheet. Pro forma financial information associated solely with the GSLI acquisition has previously been filed with the U.S. Securities and Exchange Commission on Forms 8-K and 8-K/A dated October 13, 2000.

     The following unaudited pro forma condensed consolidated financial statements of the Company were prepared to illustrate the estimated effects of the sale by the Company of its Canberra division and the acquisition by the Company of GSLI's on the Company's historical operating results and financial position, for the periods and as of the dates presented herein. The pro forma statements do not purport to represent what the Company's results of operations or financial position would have been if the sale and the acquisition had in fact occurred on the dates or at the beginning of the periods indicated or to project the Company's results of operations or financial position for any future date or period.

     The pro forma adjustments are based upon available information that the Company believes is reasonable in the circumstances. The pro forma statements and accompanying notes should be read inconjunction with the respective historical financial statements of the Company and GSLI referred to above.

                   Packard BioScience Company and Subsidiaries
          Unaudited Pro Forma Condensed Consolidated Statement of Loss
                  Forthe Nine Months Ended September 30, 2000 (In thousands, except per share amount)

                                                                                     Canberra           GSLI
                                                      Historical    Historical       Pro Forma       Pro Forma       Pro Forma
                                                       PACKARD         GSLI         ADJUSTMENTS     ADJUSTMENTS       PACKARD

Revenues                                              $115,446      $ 13,086                                          $128,532
Cost of sales                                           50,738         7,493                                            58,231
                                                     ---------     ----------                                        ----------
Gross profit                                            64,708         5,593                                            70,301

Research and development costs                          19,950         3,745                                            23,695
Selling, general and administrative costs               39,328         3,908                      (J)   3,394           46,630
Amortization of technology and intangibles                  --           124                             (124)              --
                                                     ---------     ----------                                        ----------

Income (loss) from operations                            5,430        (2,184)                                              (24)
Interest expense, net                                  (13,715)           --       (A)  6,522     (I)  (2,100)          (9,293)
                                                     ---------     ----------                                        ----------

Loss from continuing operations before income
   taxes and extraordinary items, net                   (8,285)       (2,184)                                           (9,317)
(Provision for) benefit from income taxes                2,900            --       (F) (2,478)    (L)   2,871            3,292
                                                     ---------     ----------                                        ----------

Loss from continuing operations before
  extraordinary items, net                              (5,385)       (2,184)                                           (6,025)
Income from discontinued operations, net                   954            --       (B)   (954)                              --
                                                     ---------     ----------                                        ----------

Loss before extraordinary items, net                    (4,431)       (2,184)                                           (6,025)
Extraordinary items, net of income taxes                   (48)            --                                              (48)
                                                     ---------     ----------                                        ----------

Net loss                                              $ (4,479)     $ (2,184)                                         $ (6,073)
                                                     =========     ==========                                        ==========

Weighted average shares outstanding                                                                                     60,281

Basic and diluted loss per share                                                                                     ($   0.10)

 The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.


                   Packard BioScience Company and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
                  For the Nine Months Ended September 30, 1999

                     (In thousands, except per share amount)


                                                                                     Canberra           GSLI
                                                      Historical    Historical       Pro Forma       Pro Forma       Pro Forma
                                                       PACKARD         GSLI         ADJUSTMENTS     ADJUSTMENTS       PACKARD

Revenues                                             $112,360        $ 8,697                                         $ 121,057
Cost of sales                                          53,921          3,790                                            57,711
                                                     ---------     ----------                                        ---------
Gross profit                                           58,439          4,907                                            63,346

Research and development costs                         16,693          2,192                                            18,885
Selling, general and administrative costs              29,357          2,104                        (J)  3,394          34,855
Write-off of acquired in-process research and
  development costs                                        --          4,100                        (K) (4,100)             --
Amortization of technology and intangibles                 --             83                               (83)             --
                                                     ---------     ----------                                        ---------
Income (loss) from operations                          12,389         (3,572)                                            9,606
Interest expense, net                                 (15,692)           --        (A)  6,500       (I) (2,100)        (11,292)
                                                     ---------     ----------                                        ---------

Loss from continuing operations before income
  taxes                                                (3,303)        (3,572)                                           (1,686)
(Provision for) benefit from income taxes                (842)            --       (F) (2,470)      (L)  1,856          (1,457)
                                                     ---------     ----------

Loss from continuing operations                        (4,145)        (3,572)                                           (3,143)
Income from discontinued operations, net                6,655             --       (B) (6,655)                              --
                                                     ---------     ----------                                        ---------

Net income (loss)                                    $  2,510        $(3,572)                                        $  (3,143)
                                                     =========     ==========                                        =========

Weighted average shares outstanding                                                                                     50,250

Basic and diluted loss per share                                                                                    ($    0.06)

 The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.


                   Packard BioScience Company and Subsidiaries
          Unaudited Pro Forma Condensed Consolidated Statement of Loss
                      For the Year Ended December 31, 1999
                     (In thousands, except per share amount)


                                                                                     Canberra          GSLI
                                                      Historical    Historical       Pro Forma       Pro Forma       Pro Forma
                                                       PACKARD         GSLI         ADJUSTMENTS     ADJUSTMENTS       PACKARD

Revenues                                              $158,890        $13,790                                        $ 172,680
Cost of sales                                           78,310          6,091                                           84,401
                                                     ---------     ----------                                        ----------
Gross profit                                            80,580          7,699                                           88,279

Research and development costs                          22,796          2,973                                           25,769
Selling, general and administrative costs               42,020          3,021                       (J)   4,525         49,566
Write-off of acquired in-process research and
  development costs                                         --          4,100                       (K)  (4,100)            --
Amortization of technology and intangibles                  --            124                              (124)            --
                                                     ---------     ----------                                        ----------


Income (loss) from operations                           15,764         (2,519)                                          12,944
Interest expense, net                                  (22,094)           --       (A)  8,667       (I)  (2,800)       (16,227)
                                                     ---------     ----------                                        ----------

Loss from continuing operations before income
  taxes                                                 (6,330)        (2,519)                                          (3,283)
(Provision for) benefit from income taxes               (1,620)            --      (F) (3,294)      (L)   2,136         (2,778)
                                                     ---------     ----------                                        ----------

Loss from continuing operations                         (7,950)        (2,519)                                          (6,061)
Income from discontinued operations, net                 7,752             --      (B) (7,752)                             --
                                                     ---------     ----------                                        ----------
Net loss                                              $   (198)      $ (2,519)                                       $  (6,061)
                                                     =========     ==========                                        ==========

Weighted average shares outstanding                                                                                     50,299

Basic and diluted loss per share                                                                                    ($    0.12)

 The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.


                   Packard BioScience Company and Subsidiaries
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                      For the Year Ended December 31, 1998
                     (In thousands, except per share amount)


                                                                                     Canberra           GSLI
                                                      Historical    Historical       Pro Forma       Pro Forma       Pro Forma
                                                       PACKARD         GSLI         ADJUSTMENTS     ADJUSTMENTS       PACKARD

Revenues                                              $146,235        $ 8,027                                        $ 154,262
Cost of sales                                           69,090          2,886                                           71,976
                                                     ---------        --------                                       ---------
Gross profit                                            77,145          5,141                                           82,286

Research and development costs                          23,160          1,865                                           25,025
Selling, general and administrative costs               37,844          2,125                      (J)  4,525           44,494
Write-off of acquired in-process research and
  development costs                                      6,120             --                                            6,120
Other charges                                          (10,753)                                                        (10,753)
                                                     ---------        --------                                       ---------

Income from operations                                  20,774          1,151                                           17,400
Interest expense, net                                  (17,482)            --       (A) 8,656      (I) (2,800)         (11,626)
                                                     ---------        --------                                       ---------


Income from continuing operations before
  income taxes                                           3,292          1,151                                            5,774
(Provision for) benefit from income taxes               (2,437)            --       (F)(3,289)     (L)  2,346           (3,380)
                                                     ---------        --------                                       ---------


Income from continuing operations                          855          1,151                                            2,394
Income from discontinued operations, net                 1,050             --       (B)(1,050)                              --
                                                     ---------        --------                                       ---------

Net income                                            $  1,905        $ 1,151                                        $   2,394
                                                     =========        ========                                       =========

Weighted average shares outstanding -
    Basic                                                                                                               50,070
    Diluted                                                                                                             52,179

Earnings per share -
    Basic                                                                                                            $    0.05
    Diluted                                                                                                          $    0.05

 The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.


                   Packard BioScience Company and Subsidiaries
      Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)
                      For the Year Ended December 31, 1997

                     (In thousands, except per share amount)


                                                                                     Canberra           GSLI
                                                     Historical     Historical       Pro Forma       Pro Forma       Pro Forma
                                                       PACKARD         GSLI         ADJUSTMENTS     ADJUSTMENTS       PACKARD

Revenues                                              $120,286        $   914                                        $ 121,200
Cost of sales                                           54,368            776                                           55,144
                                                     ---------        -------                                        ---------
Gross profit                                            65,918            138                                           66,056

Research and development costs                          17,667          1,826                                           19,493
Selling, general and administrative costs               32,839            448                     (J)   4,525           37,812
Other charges                                           18,429             --                                           18,429
                                                     ---------        -------                                        ---------

Loss from operations                                    (3,017)        (2,136)                                          (9,678)
Interest expense, net                                  (17,289)                    (A) 8,032      (I) (2,800)          (12,057)
                                                     ---------        -------                                        ---------

Loss from continuing operations before income
  taxes                                                (20,306)        (2,136)                                         (21,735)
(Provision for) benefit from income taxes               (1,096)                    (F)(3,052)     (L)  3,599              (553)
Minority interest in income of subsidiaries               (218)           --                                              (218)
                                                     ---------        -------                                        ---------

Loss from continuing operations                        (21,620)        (2,136)                                         (22,506)
Income from discontinued operations, net                 2,865            --       (B)(2,865)                               --
                                                     ---------        -------                                        ---------

Net loss                                              $(18,755)       $(2,136)                                       $ (22,506)
                                                     =========        =======                                        =========

Weighted average shares outstanding                                                                                     66,814

Basic and diluted loss per share                                                                                    ($    0.34)

 The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.


                   Packard BioScience Company and Subsidiaries
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                            As of September 30, 2000
                                 (In thousands)


                                                                                    Canberra          GSLI
                                                       Historical    Historical     Pro Forma       Pro Forma       Pro Forma
                                                         PACKARD        GSLI       ADJUSTMENTS     ADJUSTMENTS       PACKARD

                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                             $ 52,828      $    --      (C) $126,407    (G) ($41,131)     $ 138,104
  Accounts receivable, net                                26,112        4,278                                           30,390
  Inventories, net                                        19,075        1,948                                           21,023
  Deferred income taxes                                    4,160           --                      (H)      105          4,265
  Net current assets of discontinued operations           27,756           --      (B)  (27,756)                            --
  Other                                                    3,913           --                                            3,913
                                                      ----------     ---------                                       ----------
    Total current assets                                 133,844        6,226                                          197,695
                                                      ----------     ---------                                       ----------

PROPERTY, PLANT AND EQUIPMENT, at cost                    27,332          662                              (282)        27,712
Less: Accumulated depreciation                           (12,851)        (282)                              282        (12,851)
                                                      ----------     ---------                                       ----------
                                                          14,481          380                                           14,861
                                                      ----------     ---------                                       ----------

OTHER ASSETS:
  Goodwill, net                                           20,415           --                     (G)    90,506        110,921
  Deferred financing costs, net                            4,538           --                                            4,538
  Net noncurrent assets of discontinued operations        38,404           --      (B)  (38,404)                            --
  Other assets                                             9,390          827                              (827)         9,390
                                                      ----------     ---------                                       ----------
                                                          72,747          827                                          124,849
                                                      ----------     ---------                                       ----------
                                                        $221,072      $ 7,433                                        $ 337,405
                                                      ==========    ==========                                       ==========

        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable                                         $  2,389      $    --                                        $   2,389
  Current portion of long-term debt                        1,302           --                                            1,302
  Accounts payable and accrued liabilities                17,775        2,239      (D)   52,178                         72,192
  Deferred income                                          9,250          658                                            9,908
                                                      ----------    ---------                                        ----------
    Total current liabilities                             30,716        2,897                                           85,791
                                                      ----------    ---------                                        ----------

LONG-TERM DEBT, less current portion                     171,397           --      (C)  (43,593)                       127,804
                                                      ----------    ---------                                        ----------
DEFERRED INCOME TAXES                                      4,493           --                     (H)    (4,493)            --
                                                      ----------    ---------                                        ----------
OTHER NONCURRENT LIABILITIES                               2,745                                                         2,745
                                                      ----------    ---------                                        ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY                                      11,721        4,536      (E)   51,662   (G,H)  53,146        121,065
                                                      ----------    ---------                                        ----------
                                                        $221,072      $ 7,433                                        $ 337,405
                                                      ==========    =========                                        ==========

 The accompanying notes are an integral part of this unaudited pro forma condensed consolidated financial statement.


                           Packard BioScience Company
         Notes to Pro Forma Condensed Consolidated Financial Statements

     Note 1.  Basis of Presentation

     The pro forma information presented is theoretical in nature and not necessarily indicative of future consolidated results of operations of Packard BioScience Company (the "Company") or the consolidated results of operations which would have resulted had the Company sold its Canberra division or acquired certain net assets of GSI Lumonics Inc.'s Life Sciences business ("GSLI") as of the beginning of the periods presented. The pro forma condensed consolidated financial statements give effect to the sale of the Canberra division and the acquisition of GSLI, assuming that the sale and acquisition had occurred as of January 1, 1997, for purposes of the unaudited pro forma condensed consolidated statements of income (loss) for each of the periods presented, and as of September 30, 2000, for purposes of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2000.

     The historical Company information included in the accompanying pro forma financial statements was taken from the Company's previously filed Form S-1 Registration Statement dated February 9, 2001, the report on Form 10-K for the year ended December 31, 1999 and the report on Form 10-Q for the quarter ended September 30, 2000. The historical GSLI information included in the accompanying pro forma financial statements, for the nine months ended September 30, 2000, for the year ended December 31, 1999 and as of September 30, 2000, was taken from the Company's previously filed Form 8-K/A dated October 13, 2000. Historical GSLI information for the years ended December 31, 1997 and 1998 has not been previously filed with the U.S. Securities and Exchange Commission since it was not required.

     Note 2.  Pro Forma Adjustments

     The gross proceeds from the sale of Canberra were $170 million. Total net cash proceeds from the sale, after payment of $19 million of transaction costs, including approximately $10 million for stock option repurchases from Canberra employees, and after income taxes payable of $21 million, are expected to be approximately $130 million. The net gain, after transaction costs of $9 million, a charge of $10 million related to a modification of Canberra stock options, and after the provision for income taxes of $33 million, for financial reporting purposes, would have been approximately $52 million, assuming the transaction closed as of September 30, 2000.

     The pro forma adjustments associated with the Canberra division sale consist of the following:

     (A) The pro forma adjustments reflect the assumption that the Company paid-off the average outstanding balances under its term and revolving credit agreements, as of the beginning of each of the periods presented, and invested the remainder of the net proceeds at rates ranging from 5.0%-5.6%. The historical interest expense eliminated, and the interest income earned on the remaining net proceeds from the sale, consists of the following (in thousands):


                                                                                            FOR THE NINE MONTHS ENDED
                                               FOR THE YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                               -------------------------------                    -------------
                                           1997             1998             1999              1999             2000
                                           ----             ----             ----              ----             ----
Elimination of interest expense         $ 2,925           $ 4,315           $ 5,137          $ 3,853          $ 2,039
Interest income                           5,107             4,341             3,530            2,648            4,483
                                       --------           -------         ---------          -------         --------
Net interest adjustment                 $ 8,032           $ 8,656           $ 8,667          $ 6,500          $ 6,522
                                       ========           =======         =========         ========         ========


     (B) The elimination of the net current and noncurrent assets of discontinued operations and the elimination of income from discontinued operations, net of income taxes.

     (C) An increase in cash representing the gross proceeds of $170 million less the repayment of the outstanding revolving credit facility borrowings as of September 30, 2000 ($43.6 million). The actual amount of the revolving credit facility outstanding at the time of the sale, February 27, 2001, which was repaid through the use of the net proceeds, was $71 million.

     (D) To accrue transaction costs, estimated income taxes related to the gain on the sale and the cost of option repurchases from Canberra employees.

     (E) To record the gain on the sale of Canberra assuming the sale had occurred as of September 30, 2000. The actual gain will differ from this estimate due to changes in Canberra's net assets as of February 27, 2001, and purchase price adjustments related thereto.

     (F) The income tax effect of the pro forma adjustments is based upon the estimated effective tax rate of 38%.

     The purchase price of GSLI consisted of the following (in thousands):

                           Cash                               $  39,338
                           Company common stock                  65,184
                           Legal and other fees                   1,793
                                                              ---------
                           Total consideration                $ 106,315
                                                              =========

     The Company issued approximately 4.5 million shares of common stock to GSLI in connection with the acquisition. For financial reporting purposes, the value assigned to the stock of $65.2 million was determined in accordance with guidance provided by the Emerging Issues Task Force. The value of the stock for tax purposes was approximately $87.7 million, which amount was determined based on the closing price on the date the shares were issued. The difference will result in an additional tax benefit of approximately $595,000 annually which will reduce goodwill.

     The purchase price was allocated as follows:

                      Tangible net assets                     $    3,709
                      In-process research and development         12,100
                      Goodwill                                    90,506
                                                               ---------
                      Total                                     $106,315
                                                               =========

     The Company wrote-off the value assigned to the acquired in-process research and development in the fourth quarter of 2000 as it had not reached technological feasibility as of the date of the acquisition. The value was determined based on an independent appraisal using the percentage of completion method. This write-off has been eliminated in the accompanying pro forma condensed consolidated statement of loss as it is nonrecurring in nature.

     The pro forma adjustments associated with the GSLI acquisition consist of the following:

     (G) To reflect the goodwill resulting from the acquisition, the payment of $41 million in cash, including $1.8 million of transaction costs, and the issuance of shares of the Company's common stock valued at $65.2 million.

     (H) To reflect the acquired in-process research and development charge of $12.1 million as a reduction in stockholders' equity and the related deferred tax asset of $4.6 million.

     (I) To reflect the reduction in interest income and increase in interest expense that would have resulted given the $41 million used for the acquisition. A change in the interest rate of .125% would result in increasing or decreasing the annual pro forma interest expense adjustment by $50,000.

     (J) To reflect goodwill amortization using a twenty (20) year estimated life.

     (K) The write-off of acquired in-process research and development included in the historical GSLI financial statements has been eliminated from the pro forma financial information as it is recurring in nature.

     (L) The income tax effect of the pro forma adjustments is based upon the Company's approximate statutory effective rate of 38%. The adjustment also includes a tax provision/benefit for the historical loss for GSLI since a provision/benefit would have resulted if such amount was included in the Company's consolidated group at such time.

c)   Exhibits.

         2.1.1 Asset Purchase Agreement, dated November 28, 2000, Between Packard BioScience Company and Compagnie Generale Des Matieres Nucleaires (the "Agreement") (1)

         99.1     Press Release dated February 27, 2001


(1) The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601 (b) (2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                             PACKARD BIOSCIENCE COMPANY



                                                /s/ Emery G. Olcott
                                         By: ----------------------------------
                                                Name: Emery G. Olcott
                                                Title:Chairman of the Board and
                                                       Chief Executive Officer

Date:  March 14, 2000

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
-------------     --------------

   2.1 Asset Purchase Agreement, dated November 28, 2000, Between Packard BioScience Company and Compagnie Generale Des Matieres Nucleaires (the "Agreement") (1)

   99.1           Press Release dated February 27, 2001



(1) The exhibits and schedules to the Agreement have been omitted from this filing pursuant to Item 601 (b) (2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.


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